Exhibit 99.1

Epiphany Announces Second Quarter Results

Company Agrees to be Acquired by SSA Global

SAN MATEO, Calif. – August 3, 2005 – Epiphany, Inc. (Nasdaq:EPNY) today announced results for the quarter ended June 30, 2005.

For the quarter ended June 30, 2005, the company reported revenues of $16.7 million, compared to revenues of $20.4 million in the second quarter of 2004. Second quarter license revenues were $3.9 million, service revenues were $5.1 million and maintenance revenues were $7.8 million, representing 23%, 30% and 47% of total revenues, respectively. Net loss under generally accepted accounting principles (“GAAP”) for the quarter was $8.3 million, or $(0.11) per share, compared to net loss under GAAP of $3.6 million, or $(0.05) per share, for the second quarter of 2004. Excluding the amortization of purchased technology, stock-based compensation and restructuring costs, on a non-GAAP basis, net loss for the quarter was $6.1 million, or $(0.08) per share, compared to non-GAAP net loss of $3.3 million, or $(0.04) per share, for the second quarter of 2004.

For the six months ended June 30, 2005, the company reported revenues of $32.9 million, compared to revenues of $40.7 million in the same period of 2004. Net loss under generally accepted accounting principles (“GAAP”) for the six months ended June 30, 2005 was $14.7 million, or $(0.19) per share, compared to net loss under GAAP of $7.8 million, or $(0.10) per share for the same period of 2004.

Acquisition by SSA Global Technologies

In a separate press release issued after the market close today, SSA Global Technologies, Inc. (NASDAQ:SSAG) announced a definitive agreement to acquire Epiphany in an all-cash transaction valued at approximately $329 million. Under the terms of the agreement, which has been approved by the boards of directors of both companies, each Epiphany stockholder will have the right to receive an amount of cash equal to $4.20 per share. The acquisition is subject to customary closing conditions, including approval of the transaction by Epiphany’s stockholders and receipt of regulatory approvals. There will be a conference call to discuss the transaction today at 5:00 p.m. EST/2:00 p.m. PST. The live discussion can be accessed by dialing 1-800-706-7741 or 1-617-614-3471, passcode 65084584. A webcast of the analyst and investor conference call will also be available on the Internet at

http://investor.ssaglobal.com and http://ir.epiphany.com. For those investors and analysts who are unable to listen to the live call, a replay of the webcast will be available for 90 days on each website. As a result of its pending acquisition, Epiphany has cancelled its previously scheduled earnings call for today.

Forward-Looking Statements

This press release contains forward-looking statements relating to our ability to complete a merger with SSA. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the failure to satisfy one or more conditions to the completion of the merger, including the receipt of Epiphany stockholder approval and regulatory approvals. Our proposed merger with SSA involves a high degree of risk. Whether or not the merger is completed, we will incur substantial expenses in pursuing the merger. In addition, if the merger is terminated under specified circumstances, we may be required to pay SSA a substantial termination fee. If the merger is not completed for any reason, our relationships with customers, partners and employees, and our financial results, could be harmed. Certain of these factors, and others, are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our prior press releases. Epiphany assumes no duty to update forward-looking statements.

Non-GAAP Information

This press release includes certain non-GAAP financial measures, including non-GAAP net loss and net loss per share amounts, that exclude the amortization of purchased technology, stock-based compensation and restructuring costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Epiphany’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the Company’s business operations. These measures also facilitate management’s internal comparisons to our historical operating results and to our competitors’ operating results, operational forecasting and budgeting. Epiphany has reported similar non-GAAP financial measures to our investors in the past and believes that the inclusion of comparative numbers at this time provides consistency in our financial reporting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Additional Information and Where to Find It

Epiphany has agreed to file a proxy statement in connection with the proposed merger and related transactions. The proxy statement will be mailed to the stockholders of Epiphany. Epiphany’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Epiphany, the Merger and related transactions. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Epiphany by going to Epiphany’s Investor Relations page on its corporate website at www.epiphany.com or by contacting Todd Friedman at Epiphany at 475 Concar Drive, San Mateo, California 94402 or by phone at (650) 356-3800.

In addition, Epiphany and its officers and directors may be deemed to be participants in the solicitation of proxies from Epiphany’s stockholders with respect to the merger. A description of any interests that Epiphany’s officers and directors have in the merger and related transactions will be available in the proxy statement. In addition, SSA may be deemed to have participated in the solicitation of proxies from Epiphany’s stockholders in favor of the approval of the merger agreement and related transactions. Information concerning SSA’s directors and executive officers is set forth in SSA’s final prospectus for its initial public offering, which was filed with the SEC on May 26, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to SSA’s Investor Relations page on its corporate website at www.ssaglobal.com.

About Epiphany

Epiphany® provides CRM software solutions that increase profitability at the largest consumer-oriented companies by making every customer interaction intelligent. With over 475 customers – including nearly 35 percent of the Fortune 100 – Epiphany powers deep customer insights and optimizes each relationship from both a revenue generation and customer retention viewpoint. Built on the industry’s most advanced, service-oriented architecture, Epiphany software solutions address problems that span business silos, departmental functions and geographic locations, and result in rapid, measurable ROI. With a suite of blended marketing, sales and service solutions, Epiphany enables global organizations to align touch points, processes and technologies around the most valuable enterprise asset – the customer. With worldwide headquarters in San Mateo, CA, Epiphany serves customers in more than 40 countries worldwide. For more information please visit www.epiphany.com.

Investor Contact:

Todd Friedman, The Blueshirt Group, 415-217-5869, todd@blueshirtgroup.com

Media Contact:

Gordon Evans, Epiphany, 650-356-3842, gevans@epiphany.com

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EPIPHANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Product license	$3,857	$7,638	$8,149	$14,744
Services	5,059	5,059	9,258	10,594
Maintenance	7,777	7,729	15,513	15,317

Total revenues	16,693	20,426	32,920	40,655

Cost of revenues:	0
Product license	168	387	534	802
Services	4,344	4,352	8,295	8,850
Maintenance	1,401	1,370	2,837	2,646
Amortization of purchased technology	—	—	—	679

Total cost of revenues	5,913	6,109	11,666	12,977

Gross profit	10,780	14,317	21,254	27,678

Operating expenses:
Research and development	6,021	6,368	12,651	13,041
Sales and marketing	6,900	8,953	14,237	17,384
General and administrative	5,405	3,136	9,483	5,841
Restructuring costs	2,163	375	2,400	1,011
Stock-based compensation	77	—	154	—

Total operating expenses	20,566	18,832	38,925	37,277

Operating income (loss)	(9,786)	(4,515)	(17,671)	(9,599)

Other income, net	1,588	903	3,061	1,831

Net income (loss) before provision for taxes	(8,198)	(3,612)	(14,610)	(7,768)

Provision for taxes	101	35	110	81

Net income (loss)	$(8,299)	$(3,647)	$(14,720)	$(7,849)

Diluted net income (loss) per share	$(0.11)	$(0.05)	$(0.19)	$(0.10)
Basic net income (loss) per share	$(0.11)	$(0.05)	$(0.19)	$(0.10)

Shares used in computing basic and diluted per share calculation	77,076	75,765	76,863	75,377

EPIPHANY, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
GAAP net income (loss)	$(8,299)	$(3,647)	$(14,720)	$(7,849)
Less: Amortization of purchased technology	—	—	—	679
Less: Restructuring costs	2,163	375	2,400	1,011
Less: Stock-based compensation	77	—	154	—

Net loss excluding restructuring costs and certain non-cash items	$(6,059)	$(3,272)	$(12,166)	$(6,159)

Diluted net income (loss) per share	$(0.08)	$(0.04)	$(0.16)	$(0.08)
Basic net income (loss) per share	$(0.08)	$(0.04)	$(0.16)	$(0.08)

Shares used in computing basic and diluted per share calculation	77,076	75,765	76,863	75,377

EPIPHANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2005	December 31 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,856	$18,080
Short-term investments	147,382	131,090
Accounts receivable, net	7,019	11,677
Prepaid expenses and other assets	3,913	4,849
Short-term restricted cash & investments	542	266

Total current assets	177,712	165,962

Long-term investments	72,930	96,404
Long-term restricted cash & investments	4,054	5,432
Property and equipment, net	3,043	4,621
Goodwill, net	81,499	81,499
Other assets	243	301

	$339,481	$354,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,860	$1,194
Accrued liabilities	7,252	7,186
Accrued compensation	5,208	5,850
Current portion of restructuring costs	4,107	5,532
Deferred revenue	13,976	14,011

Total current liabilities	32,403	33,773

Restructuring costs, net of current portion	15,660	15,904
Other long-term liabilities	207	232

Total liabilities	48,270	49,909

Commitment and Contingencies

Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	3,833,250	3,831,571
Deferred Compensation	(1,013)	(1,166)
Accumulated and other comprehensive income (loss)	(2,441)	(2,230)
Accumulated deficit	(3,538,592)	(3,523,872)

Total stockholders’ equity	291,211	304,310

	$339,481	$354,219

EPIPHANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flow from operating activities:
Net loss	$(14,720)	$(7,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,646	2,163
Stock-based compensation	154	—
Non-cash restructuring costs	335	—
Amortization of purchased intangibles	—	679
Changes in operating assets and liabilities:
Accounts receivable	4,658	2,243
Prepaid expenses and other assets	994	1,500
Accounts payable	666	(291)
Accrued liabilities and compensation	(601)	(4,149)
Restructuring costs	(1,633)	(3,062)
Deferred revenue	(35)	(1,175)

Net cash used in operating activities	(8,536)	(9,941)

Cash flows from (used) in investing activities:
Purchases of property and equipment	(573)	(668)
Loss on disposal of property and equipment	133	68
Restricted cash	1,102	932
Proceeds from maturities of investments	130,690	178,944
Purchases of investments	(123,624)	(179,349)

Net cash provided (used) by investing activities	7,728	(73)

Cash flows from financing activities:
Proceeds from sale of common stock, net of repurchases	1,676	5,832

Net cash provided by financing activities	1,676	5,832

Effect of foreign exchange rates on cash and cash equivalents	(92)	(244)

Net increase in cash and cash equivalents	776	(4,426)
Cash and cash equivalents at beginning of period	18,080	30,468

Cash and cash equivalents at end of period	$18,856	$26,042